Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8), pertaining to the “2006 Israeli Incentive Compensation Plan” and the ”1999 Israeli Share Option Plan” of Optibase Ltd., of our report, dated January 31, 2006, with respect to the consolidated financial statements of Optibase Ltd. included in its Annual Report (Form 20-F) for the year ended December 31, 2005, filed with the Securities and Exchange Commission.

Tel-Aviv, Israel December 27, 2006	/S/ KOST FORER, GABBAY & KASIERER KOST FORER GABBAY & KASIERER A Member of Ernst & Young Global